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Exhibit 10.1

AMENDMENT ONE TO REVOLVING CREDIT AGREEMENT

        THIS AMENDMENT ONE TO REVOLVING CREDIT AGREEMENT (this "Amendment") dated as of August 30, 2005, by and between EDISON MISSION MARKETING & TRADING, INC., a California corporation, as borrower ("Borrower"), and MIDWEST GENERATION, LLC, a Delaware limited liability company, as lender ("Lender").

        WHEREAS, the Borrower and the Lender entered into a Revolving Credit Agreement dated as of April 27, 2004 (the "Credit Agreement");

        WHEREAS, the Borrower has requested that the Lenders increase the amount of loans permitted to be made under the Credit Agreement; and

        WHEREAS, Lender is willing to agree to the amendments provided for in this Amendment on the terms and conditions hereof.

        ACCORDINGLY, the parties hereto agree as follows:

        Section 1.    Definitions.    Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein (and in the introductions and recitals hereto) as defined therein.

        Section 2.    Amendment to the Credit Agreement.    The Credit Agreement shall hereby be amended as follows:

          (a)   Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

  Borrowings/Letters of Credit. From time to time on any day occurring prior to the Termination Date, Lender shall make loans to Borrower (each a "Revolving Loan"), and/or cause to be issued letters of credit on behalf of Borrower (each a "Letter of Credit") in the amounts requested in writing by a Borrower's Representative; provided that (i) the aggregate amount of Revolving Loans and Letters of Credit outstanding shall not at any time exceed $500,000,000 (the "Revolver Commitment") and (ii) Lender shall not be required to make any such loan or cause the issuance of such letters of credit unless doing so would constitute the provision of Permitted Marketing Support by Lender.    Borrower may from time to time borrow, prepay, in whole or in part, and reborrow Revolving Loans and/or request the cancellation or reissuance of Letters of Credit. Simultaneously herewith, borrower shall execute a promissory note for Revolving Loans in form and substance substantially similar to Exhibit A hereto or otherwise in form and substance as is agreed by the parties hereto (the "Revolver Note"), in either case in the principal amount of the Revolver Commitment.

          (b)   The form of Note attached as Exhibit A to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit A to this Amendment. Borrower shall execute and deliver to Lender a new promissory note in the form of Exhibit A to this Amendment (the "Replacement Note"), whereupon Lender shall (a) update the grid of the Replacement Note to reflect all Borrowings then in place under the Credit Agreement; and (b) cancel and return to Borrower the Note previously executed in connection with the Credit Agreement.

        Section 3.    Miscellaneous.    Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

EDISON MISSION MARKETING & TRADING, INC.
By:	/s/ Paul Jacob Name: Paul Jacob Title: President
MIDWEST GENERATION, LLC,
By:	/s/ Jim Scilacci Name: Jim Scilacci Title: Senior Vice President and Chief Financial Officer

EXHIBIT A
to Credit Agreement

[FORM OF]
NOTE

$500,000,000	[DATE]

        FOR VALUE RECEIVED, the undersigned, EDISON MISSION MARKETING TRADING, INC., a California corporation ("Borrower"), promises to pay to the order of MIDWEST GENERATION, LLC, a Delaware limited liability company ("Lender"), on or before the Termination Date, the principal sum of $500,000,000 or such lesser amount which Lender advances to Borrower from time to time pursuant to that certain Revolving Credit Agreement, dated as of April 27, 2004, as amended from time to time (the "Revolving Credit Agreement"), by and between Borrower and Lender. All requests by Borrower for advances under this Note shall be made in such manner and form and with such prior notice as prescribed in the Revolving Credit Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Revolving Credit Agreement.

        Borrower also promises to pay to Lender the amounts specified in Section 2.4 of the Revolving Credit Agreement. Payments of such amounts and of principal are to be in Dollars in same day or immediately available funds to the account designated in a writing delivered by Lender to Borrower.

        This Note evidences Indebtedness incurred under the Revolving Credit Agreement to which reference is made for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

        The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to this Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal balance of the Revolving Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the information so set forth; provided, however, that the failure of Lender to make any such notations shall not limit or otherwise affect any obligations of Borrower.

        All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

        If any payment on this Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day.

        THIS NOTE HAS BEEN DELIVERED IN NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

EDISON MISSION MARKETING & TRADING, INC.
By:	Name: Title:

REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Revolving Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

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  Exhibit 10.1
AMENDMENT ONE TO REVOLVING CREDIT AGREEMENT
  EXHIBIT A to Credit Agreement
[FORM OF] NOTE
REVOLVING LOANS AND PRINCIPAL PAYMENTS